Exhibit 10.3

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”) is made and entered into by Belvedere SoCal, a California corporation (the “Company”), and Computershare, Inc. a Delaware corporation and its fully owned subsidiary Computershare Trust Company, N.A. a federally chartered trust company, having its principal office at 250 Royall Street, Canton, MA 02021 (Collectively (“Warrant Agent”), or individually “Computershare” and the “Trust Company”, respectively), agree as of this 23rd day of November , 2007, with regard to the following:

A.           The Company proposes to issue warrants (each individually, a “Warrant” and, collectively, the “Warrants”) as documented by certificates (the “Warrant Certificates”) initially evidencing the right to purchase up to an aggregate of 44,729 shares of common stock, no par value, of the Company (the “Common Stock”) pursuant to an Agreement to Merge and Plan of Reorganization, dated as of February 1, 2007 and amended on April 23 and August 7, 2007.

B.           The Company desires that Warrant Agent act on behalf of the Company in connection with the issuance, transfer, exchange, exercise and replacement of the Warrants and Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrants and Warrant Certificates and the terms and conditions on which they may be issued, transferred, exchanged, exercised and replaced.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Issuance, Execution and Delivery of Warrants

1.1           Issuance of Warrants.  The Company shall issue the Warrants, as evidenced by Warrant Certificates each in substantially the form of Exhibit 1 hereto.  Each Warrant Certificate shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase that number of Warrant Shares (as defined below) as set forth on the face of the Warrant Certificate, but not less than one whole Warrant Share.  For the purposes of this Agreement and the Warrant Certificates, “Warrant Shares” means the number of shares of Common Stock deliverable upon exercise of a Warrant, as adjusted from time to time pursuant to the provisions of Section 3 hereof.  Although originally issued as part of a unit consisting of shares of the Company’s common stock and Warrants, each Warrant is detachable, and may be transferred separately, from such units and shares of the Company’s common stock.

1.2           Execution and Delivery of Warrants.  Each Warrant Certificate shall bear the facsimile signature of the Chief Executive Officer and Corporate Secretary of the Company, and shall be countersigned by Warrant Agent.  Except for the countersignature of Warrant Agent, the Company may adopt and use as the facsimile signature of any such officer the facsimile signature of any person who on the date of this Agreement or at any time thereafter shall have been such officer, whether or not he or she is such officer at the time of issue of any Warrant Certificate.  The Warrant Certificates shall be issued in registered form only.  For purposes of this Agreement and the Warrant Certificates, the term “Registered Holder” shall mean the Person (as defined below) in whose name or names a particular Warrant Certificate shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Agreement.  For purposes of this Agreement and the Warrant Certificates the term “Person” shall mean an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.           Exercise Price, Duration and Transfer and Exercise of Warrants

2.1           Exercise Price.  Each Warrant Certificate shall, when properly countersigned by Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of this Agreement and the Warrant Certificate, to purchase from the Company the number of Warrant Shares stated on the Warrant Certificate, as such Warrant Shares are constituted on the date the Warrants evidenced thereby are exercised, at the price of $0.01 per Warrant Share (the “Exercise Price”) payable in full at the time such Warrants are exercised.  The Exercise Price shall be adjusted from time to time based on adjustment of the number of shares that may be purchased upon the exercise of all Warrants issued pursuant to this Agreement in accordance with Section 3 hereof.

2.2           Duration.  Warrants may be exercised only from the date of issuance (the “Exercise Date”) through on or before November 23, 2007 (the “Expiration Date”), unless extended.  The Company shall advise Warrant Agent of the date of issuance of the Warrants and shall confirm with Warrant Agent the Exercise Date and the Expiration Date of the Warrants upon issuance.  Each Warrant not exercised prior to the Expiration Date shall become void, and all rights of the Registered Holder thereunder and under this Agreement and the Warrant Certificate shall cease after the close of business on the relevant Expiration Date.

2.3           Transfer and Exercise.

2.3.1                      The Company shall keep, at the office of Warrant Agent at 350 Indiana Street, Golden, CO, 80401, a register, in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Warrants at the time of issuance thereof and shall transfer Warrants so registered as provided in this Agreement.  Upon surrender for transfer of any Warrant at such office, the Company shall execute and Warrant Agent shall countersign and deliver to the name of the transferees a new Warrant Certificate(s) evidencing Warrants to purchase a like number of Warrant Shares.  All Warrant Certificates presented for transfer or exchange shall (if required by the Company) be Duly Endorsed (as defined below) or be accompanied by a written instrument of transfer in form satisfactory to the Company and Warrant Agent duly executed by the Registered Holder or his or her attorney duly authorized.  For purposes of this Agreement and the Warrant Certificates, the term “Duly Endorsed” shall mean duly endorsed in blank by the Person or Persons in whose name a Warrant Certificate is registered or accompanied by a duly executed assignment separate from the certificate with the signatures thereon guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

2.3.2                      A Registered Holder is entitled to exercise his or her Warrants, in whole or in part, so long as the number of Warrant Shares purchased upon exercise is at least 100 or, if the total number of Warrant Shares subject to exercise under the relevant Warrant Certificate is less than 100, such lesser number.  Such exercise may occur at any time or from time to time, commencing on the Exercise Date and terminating at 5:00 p.m. Pacific time on the Expiration Date or, if such day is not a Business Day (as defined below), then until 5:00 p.m. Pacific time on the next succeeding Business Day, by presentation and surrender of the Registered Holder’s Warrant Certificates to the Company at the office of Warrant Agent at 350 Indiana Street, Golden, CO, 80401 with the Exercise Subscription Form set forth on the Warrant Certificate, duly executed and accompanied by proper payment of the Exercise Price for the number of Warrant Shares specified in such form, all subject to the terms and conditions of this Agreement and the Warrant Certificate.  At the option of the Registered Holder, the Exercise Price may be paid by certified or official Company check or Company cashier’s check payable to the order of the Company, or by any combination thereof.  For purposes of this Agreement and the Warrant Certificates, the term “Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in San Francisco County, California are authorized by law to close.

2.3.3                      Upon surrender of any Warrants in accordance with the provisions of this Agreement and the Warrant Certificate, the Company shall transfer to the Registered Holder thereof appropriate evidence of ownership of any shares of Common Stock to which the Registered Holder is entitled, registered or otherwise placed in the name of, or payable to the order of, the Registered Holder, and the Company shall deliver such evidence of ownership to such Registered Holder.

2.3.4                      If a Registered Holder exercises fewer than all of the Warrants evidenced by a Warrant Certificate, such Warrant Certificate shall be surrendered to Warrant Agent and a new Warrant Certificate of the same tenor evidencing such Registered Holder’s remaining Warrants shall be issued.  Warrant Agent shall register such new Warrant Certificate in the name of such Registered Holder and shall deliver the new Warrant Certificate to such Registered Holder.

2.3.5                      The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of any Warrant.  The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of a certificate for shares of Common Stock in any name other than that of a Registered Holder of the Warrant at issue, and in such case the Company shall not be required to issue or deliver any such stock certificate until such tax or other charge has been paid or it has been established to the Company’s reasonable satisfaction that such tax or other charge is not due.

2.3.6                      Each Person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed have become the holder of record of Common Stock represented thereby on the date on which the Warrant was surrendered and payment of the purchase price and any applicable taxes was made irrespective of the date of issue or delivery of such certificate except that if the date of such surrender and payment is a date when the stock transfer books of the Company for the Common Stock are closed, such Person shall be deemed to have become the holder of such shares on the next succeeding date on which such stock transfer books are open.  The Company will not close such stock transfer books at any one time for a period longer than 20 days.

3.           Adjustments in Warrant Shares; Fractional Shares

3.1           Anti-Dilution Provisions. The number of Warrant Shares which may be purchased upon the exercise of a Warrant shall be subject to change or adjustment as follows:

3.1.1                      Stock Dividends – Subdivisions, Combinations.  In case the Company shall (i) pay a dividend on the Common Stock in shares of Common Stock (or securities convertible into, exchangeable for or otherwise entitling the registered holder to receive Common Stock), (ii) subdivide the outstanding Common Stock into a greater number of shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, the number of shares of Warrant Shares purchasable upon exercise of any Warrant immediately prior to the record date fixing shareholders to be affected by such event shall be adjusted so that the Registered Holder shall thereafter be entitled to receive that kind and number of Warrant shares or other securities of the Company that the Registered Holder would have owned or have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this Section 3.1.1 shall become effective (x) immediately after the record date in the case of a dividend and (y) immediately after the effective date in the case of a subdivision or combination.  If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of Warrant Shares issuable upon exercise of a Warrant then in effect shall be required by reason of the taking of such record.  No adjustment shall be made under this Section 3.1.1 unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock or other securities of the Company that the Registered Holder would have owned or have been entitled to receive had the Warrant been exercised, provided however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and all calculations shall be made to the nearest one-hundredth of a share.

3.1.2                      Reorganization or Reclassification.

3.1.2.1                        In case of any capital reorganization or any reclassification of the capital stock of the Company (whether pursuant to a merger or consolidation, sale of substantially all of the assets or otherwise, but excepting (i) the formation of a holding company owning all of the outstanding Common Stock of the Company following such formation and (ii) a change in the Company’s jurisdiction of organization), the successor or purchasing corporation shall have the right to assume the Warrants, and in such event would execute an agreement with the Company providing that after such transaction each Warrant would thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock, as the case may be, by a holder of the number of shares of Common Stock into which the Warrant was exercisable immediately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Registered Holder of any Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrant.  Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.  The provisions of this Section 3.1.2.1 shall similarly apply to successive consolidation, mergers, sales or conveyances.

3.1.2.2                       In the event that such successor corporation does not execute such an agreement with the Company as provided in Section 3.1.2.1, then as to outstanding Warrants, whether or not then otherwise exercisable, each Registered Holder shall be entitled to exercise outstanding Warrants upon the payment of the Exercise Price during a period of at least 30 days (or until the Expiration Date, if earlier), which period terminates at least five days prior to consummation of the transaction.  If Section 3.1.2.1 is not applicable and Warrants are not exercised in accordance with this Section 3.1.2.2 before consummation of the transaction then all Warrants not so exercised will be cancelled and become null and void.

3.1.3                      Notice.  In the event that the Company shall propose at any time to effect any transaction of the type described in Subsections 3.1.1 or 3.1.2 or take any similar extraordinary corporate action affecting the Company’s capital stock (including but not limited to the transfer of substantially all of our assets) during the time that Warrants are exercisable or as a result of which the Warrants may become exercisable, then, in connection with each such event, the Company shall send notice thereof to all Registered Holders at least 20 days prior to the earlier of (i) the date on which such event is to become effective, (ii) the record date for the shareholders affected by such event, or (iii) the first date on which the Company intends to effect any such transaction, in each case specifying in reasonable detail what the transaction or event consists of and, if applicable, the aggregate amount or value of any cash or property proposed to be distributed, paid, purchased or received by the Company in connection therewith.

3.1.4                      Adjustment of Exercise Price.  The Exercise Price per share of Common Stock purchasable upon exercise of any Warrant shall be subject to adjustment from time to time as follows:  upon each adjustment of the number of shares of Common Stock purchasable pursuant to Section 3.1, the Exercise Price shall be reduced or increased, as the case may be, to a price determined by dividing the aggregate Exercise Price of all Warrant Shares in effect prior to such adjustment by the total maximum number of Warrant Shares purchasable upon the exercise of all Warrants immediately after such adjustment.

3.2           Voluntary Adjustments by the Company.  The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Company’s board of directors, approve additional exercise periods or extend the Expiration Date to any time deemed appropriate by the Company’s board of directors.  In case of any such adjustment, the terms of this Agreement shall apply from the date of such adjustment according to the terms of such adjustment.

3.3           Fractional Shares.  No fractional shares of Common Stock shall be issued upon the exercise of any Warrant.  If any fraction of a share of Common Stock would be issuable upon the exercise of a Warrant, the Company shall round down the number of shares of Common Stock to be issued upon exercise of such Warrant to the nearest lower whole number of shares of Common Stock. The Company will repay a Warrant holder in cash for any fraction of a share of Common Stock that would otherwise be issuable.

4.           Other Provisions Relating to the Rights of Registered Holders of Warrants

4.1           Rights of Registered Holders.  Prior to the exercise of any Warrant, a Registered Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company including, without limitation, the right to vote, to receive dividends or other distributions or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company, except as may be specifically provided for herein.  The Company upon request of a Registered Holder shall provide such Registered Holder with a copy of the Company’s most recent annual report, including audited financial statements.

4.2           Assignment or Transfer.  A Warrant is transferable by the Registered Holder thereof by surrendering for transfer at the office of Warrant Agent, maintained for that purpose at 350 Indiana Street, Golden, CO, 80401 , the Warrant Certificate evidencing the Warrant and the Assignment Form, Duly Endorsed, set forth on the Warrant Certificate.  Thereupon, one or more new Warrant Certificates evidencing the transferred Warrants of authorized denominations will be issued to the designated transferee or transferees, and, if necessary, a new Warrant Certificate evidencing Warrants not transferred will be issued to the original Registered Holder.

4.3           Loss of Warrant Certificates.  Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of any Warrant Certificate, upon the posting by the Registered Holder of a bond acceptable to Warrant Agent, and (in the case of loss, theft or destruction) upon receipt by the Company of reasonably satisfactory indemnification, and (in the case of mutilation) the surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver, or shall instruct Warrant Agent to deliver, a new Warrant Certificate of like tenor and date.  The provisions of this Section 4.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

4.4           Reservation of Shares.  The Company agrees that at all times there shall be reserved for issuance and delivery upon exercise of any Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of the Warrants as will be sufficient to permit the exercise in full of all the Warrants.  All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid, free and clear of all liens, security interests and charges.

4.5           Securities Laws.  The exercise of Warrants is prohibited unless the issuance of the Common Stock has been registered or qualified under laws of the state(s) where the shares are to be issued and delivered and federal law unless there are exemptions available from such requirements.  Unless waived by the Company, the date of exercise shall be deemed to be the date that all conditions imposed under this Section 4.5, as well as all other conditions to exercise hereunder, have been satisfied.  The Company will use its best efforts to register the issuance of the Common Stock under state and/or federal law, if required, before the Exercise Date.  If the issuance of the Common Stock is not so registered by the Exercise Date, the exercise period shall be automatically extended until the Common Stock is registered.

5.           Concerning Warrant Agent and Other Matters

5.1           Payment of Taxes.  The Company will from time to time promptly pay to Warrant Agent, or make provision satisfactory to Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any State upon the Company or Warrant Agent upon the issuance or delivery of shares of Common Stock upon the exercise of any Warrant, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrant or such shares.

5.2           Resignation, Consolidation or Merger of Warrant Agent, and Successor Warrant Agent.

5.2.1                      Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving 30 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient.  If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new warrant agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by a Registered Holder, then a Registered Holder may apply to any court of competent jurisdiction in the State of California, County of San Francisco, for the appointment of a new warrant agent.  Any new warrant agent appointed hereunder shall execute, acknowledge and deliver to the former warrant agent last in office and to the Company an instrument accepting such appointment hereunder and thereupon such new warrant agent without any further act or deed shall become vested with all the rights, powers, duties and responsibilities of Warrant Agent hereunder with like effect as if it had been named as warrant agent; but if for any reason it becomes necessary or expedient to have the former warrant agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former warrant agent.  Not later than the effective date of any such appointment, the Company shall file notice thereof with the former warrant agent and each transfer agent for the Common Stock, and shall forthwith mail notice thereof to the Registered Holders at their addresses as they appear on the registry books.  Failure to file or mail such notice, or any defect therein, shall not affect the legality or validity of the appointment of the successor warrant agent.

5.2.2                      Any Person into which Warrant Agent or any new warrant agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which Warrant Agent, or any new warrant agent shall be a party, shall be the successor warrant agent under this Agreement without any further act, provided that such company would be eligible for appointment as a successor warrant agent under the provisions of Section 5.2.1.

5.2.3                      After the first year of this Agreement, the Company may terminate and replace Warrant Agent upon 90 days written notice to Warrant Agent, except that such shorter notice may be given as Warrant Agent shall, in writing, accept as sufficient.

5.3           Fees and Expenses of Warrant Agent. The Company agrees that it will (i) pay Warrant Agent reasonable remuneration for its services as warrant agent hereunder and will reimburse Warrant Agent upon demand for all expenditures that it may reasonably incur in the execution of its duties hereunder; and (ii) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by Warrant Agent for the carrying out or performing by Warrant Agent of the provisions of this Agreement.

5.4           Additional Provisions.

5.4.1                      Warrant Agent may consult with its legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

5.4.2                      Whenever in the performance of its duties under this Agreement, Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate or instrument signed by the Chief Executive Officer or President or an Executive Vice President or Senior Vice President of the Company and delivered to Warrant Agent; and such certificate or instrument shall be full warrant to Warrant Agent for any action taken or suffered in good faith by Warrant Agent under the provisions of this Agreement in reliance upon such certificate or instrument; but in its discretion Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

5.4.3                      Warrant Agent shall be liable hereunder only for its own gross negligence or willful misconduct.

5.4.4                      Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

5.5           Acceptance of Agency. Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions set forth herein.

5.6           Modification of Agreement.  Notwithstanding the provisions of Section 6.2, Warrant Agent may, without the consent or concurrence of any Registered Holder by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement that they shall have been advised by counsel are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained.

5.7           Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns.

5.8           Persons Having Rights Under this Agreement.

5.8.1                      Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the Company, Warrant Agent and the Registered Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and Warrant Agent and their successors and of the Registered Holders.

5.8.2                      The Company, Warrant Agent and any transfer agent and registrar for the Common Stock may deem and treat the Person in whose name any Warrant Certificate shall be registered upon the books of the Company as the absolute owner of such Warrant Certificate (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or Warrant Agent) for all purposes; and neither the Company nor Warrant Agent or any transfer agent or registrar of the Common Stock shall be affected by a notice to the contrary.

6.           Indemnification.

6.1           The Company shall indemnify and hold Warrant Agent harmless against all losses, claims, damages, liabilities, costs and expenses (including reasonable fees and disbursements of legal counsel) which Warrant Agent may incur or become subject to arising from or out of any claim or liability resulting from actions taken as Warrant Agent pursuant to this Agreement; provided, however, that indemnity does not extend to, and Warrant Agent will not be indemnified or held harmless with respect to, such losses, claims, damages, liabilities, costs and expenses incurred or suffered by Warrant Agent as a result, or arising out, of Warrant Agent’s gross negligence, misconduct, bad faith or breach of this Agreement.  In connection therewith (i) in no case will the Company be liable with respect to any claim against Warrant Agent unless Warrant Agent notifies the Company in writing of the assertion of a claim against Warrant Agent or of any action commenced against Warrant Agent, promptly after Warrant Agent has notice of any such assertion of a claim or has been served with the summons or other first legal process giving information as to the nature and basis of the claim; (ii) the Company will be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim and, if the Company so elects, it will assume the defense of any such suit, in which event the Company will not thereafter be liable for the fees and expenses of any additional counsel that Warrant Agent may retain so long as the Company retains counsel reasonably satisfactory to Warrant Agent, in the exercise of Warrant Agent’s reasonable judgment, to defend such suit; and (iii) Warrant Agent agrees not to settle any litigation in connection with any claim or liability with respect to which it may seek indemnification from the Company without the prior written consent of the Company.  No indemnification shall be permitted hereunder that would be prohibited pursuant to the provisions of Part 359 of the Federal Deposit Insurance Corporation’s regulations.

6.2           Warrant Agent will be protected and will incur no liability for or with respect to any action taken, suffered or omitted by it without gross negligence and in good faith in connection with its administration of this Agreement in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons.

6.3           Notwithstanding anything to the contrary herein, in no event will either party be liable to the other for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the party has been advised of the likelihood of such loss or damage and regardless of the form of action.

7.           General Provisions.

7.1           Notices.  Unless otherwise specifically permitted by this Agreement, all notices or other communications required or permitted under this Agreement between Warrant Agent and the Company shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile, provided that the facsimile cover sheet contains a notation of the date and time of transmission, and shall be deemed received:  (i) if personally delivered, upon the date of delivery to the address of the person to receive such notice, (ii) if mailed in accordance with the provisions of this Section 7.1, two (2) Business Days after the date placed in the United States mail, (iii) if mailed other than in accordance with the provisions of this Section 7.1 or mailed from outside the United States, upon the date of delivery to the address of the person to receive such notice or (iv) if given by facsimile, when sent with confirmation of receipt.  Notices shall be given at the following addresses:

If to the Company: Belvedere SoCal One Maritime Plaza, Suite 825 San Francisco, CA 94111 Attention: Jae Lim Facsimile: (415) 434-9918	With a copy to: Reitner, Stuart & Moore 1319 Marsh Street San Luis Obispo, Ca 93401 Attention: John Stuart, Esq. Facsimile: (805) 545-8599

If to Warrant Agent: Computershare, Inc. 350 Indiana Street, Suite 800 Golden, CO 080401 Attention: Corporate Actions Facsimile: 303-262-0609

7.2           Complete Agreement; Modifications.  This Agreement, together with its exhibits, (i) constitute the parties’ entire agreement, including all terms, conditions, definitions, warranties, representations and covenants, with respect to the subject matter hereof, (ii) merge all prior discussions and negotiations between the parties as to the subject matter hereof, and (iii) supersede and replace all terms, conditions, definitions, warranties, representations, covenants, agreements, promises and understandings, whether oral or written, with respect to the subject matter hereof.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by a majority in interest of all Registered Holders and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies by law.  Any amendment, alteration or modification requiring the signature of more than one party may be signed in counterparts.

7.3           Further Actions.  Each party agrees to perform any further acts and execute and deliver any further documents reasonably necessary to carry out the provisions of this Agreement.

7.4           Assignment.  No party may assign its rights under this Agreement without the prior written consent of the other parties hereto.

7.5           Successors and Assigns.  Except as explicitly provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

7.6           Severability.  If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law if enforcement would not frustrate the overall intent of the parties (as such intent is manifested by all provisions of this Agreement, including such invalid, void or otherwise unenforceable portion).

7.7           Extension Not a Waiver.  No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any party shall impair or affect the right of such party thereafter to exercise the same.  Any extension of time or other indulgence granted to a party hereunder shall not otherwise alter or affect any power, remedy or right of any other party, or the obligations of the party to whom such extension or indulgence is granted, except as specifically waived.

7.8           Time of Essence.  Time is of the essence of each and every term, condition, obligation and provision hereof.

7.9           No Third Party Beneficiaries.  Subject to Section 5.8, this Agreement and each and every provision hereof is for the exclusive benefit of the parties hereto and not for the benefit of any third party.

7.10          Attorneys’ Fees.  Should any litigation (including any proceedings in a bankruptcy court) or arbitration be commenced between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to the attorneys’ fees and court or arbitration costs incurred by reason of such litigation or arbitration, including attorneys’ and experts’ fees incurred in preparation for or investigation of any matter relating to such litigation or arbitration.

7.11         Headings.  The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit or extend or interpret the scope of this Agreement or of any particular provision hereof.

7.12         References.  A reference to a particular section of this Agreement shall be deemed to include references to all subordinate sections, if any.

7.13         Counterparts.  This Agreement may be signed in multiple counterparts with the same force and effect as if all original signatures appeared on one copy; and in the event this Agreement is signed in counterparts, each counterpart shall be deemed an original and all of the counterparts shall be deemed to be one agreement.

7.14         Applicable Law.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.  Any action on this Agreement may only be brought in a court of competent jurisdiction in the County of San Francisco, State of California and the parties consent to such exclusive jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Belvedere SoCal		Computershare Trust Company, N.A. and Computershare, Inc., on behalf of both entities
By:	/s/ Alison Davis	By:	/s/ Kellie Gwinn
Its:	Chief Executive Officer	Its:	Vice President

EXHIBIT 1

No. W.____                      Definitive Warrant Certificate to Purchase Warrant Shares as herein described.

BELVEDERE SOCAL
COMMON STOCK PURCHASE WARRANT

Exercisable only between November 23, 2007 and November 23, 2017
Void After November 23, 2017

Capitalized terms used but not defined herein have the meaning assigned to them in the Warrant Agreement dated as of November 20, 2007 between Belvedere SoCal (the “Company”) and Computershare, Inc.  (the “Warrant Agreement”).

This certifies that ___________________________________________ (the “Registered Holder”), will be entitled to purchase, at any time on or after November 23, 2007 and on or before November 23, 2017, Warrant Shares, with each Warrant Share consisting of one share of fully paid Common Stock, no par value, of the Company, as such Common Stock is constituted at the date of this Warrant Certificate (but the shares included in a Warrant Share may be adjusted from time to time as stated below), at the price of $0.01 per Warrant Share, by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the office of Warrant Agent, in 350 Indiana Street, Golden, CO, 80401, and by paying in full, as provided in the Warrant Agreement, the Exercise Price for the Warrant Shares as to which this Warrant Certificate is exercised, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.  No such purchase may consist of a number of Warrant Shares less than 100; provided, however, that if the total number of Warrant Shares set forth on this Warrant Certificate is less than 100, then such purchase must be for such total number.  Each Warrant is detachable, and may be transferred separately, from any shares of the Company’s common stock owned by the Registered Holder.

The Warrants evidenced by this Warrant Certificate may not be exercised unless Warrant Agent has countersigned this Warrant Certificate.  Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate evidencing the Warrants not exercised.  Upon certain events provided for in the Warrant Agreement (which provisions are set forth on the back of this Warrant Certificate) the shares of Common Stock included in a Warrant Share and the Exercise Price may be adjusted as therein provided.  The term “Warrant Share” refers to such shares as so adjusted from time to time.  No fractional shares will be issued upon the exercise of rights to purchase hereunder.  If any fraction of a share of Common Stock would be issuable upon the exercise of any of the Warrants evidenced hereby, the Company shall round the number of shares of Common Stock to be issued on such exercise to the nearest lower whole number of shares of Common Stock.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained therein.  The Registered Holder of this Warrant Certificate consents to all of such terms and provisions by acceptance of this Warrant Certificate.  Copies of the Warrant Agreement are on file at the above-mentioned office of Warrant Agent.

This Warrant Certificate is transferable by the Registered Holder upon surrender of this Warrant Certificate for transfer at the office of Warrant Agent maintained for that purpose in Glendale, California, Duly Endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and Warrant Agent, duly executed by the Registered Holder or such Registered Holder’s attorney duly authorized in writing.  Upon such surrender and compliance (if applicable), one or more new Warrant Certificates of authorized denominations will be issued to the designated transferee or transferee.  The Company and Warrant Agent and all transfer agents and registrars for the Common Stock may deem and treat the Registered Holder as the absolute owner of this Warrant Certificate for all purposes, and neither the Company, Warrant Agent nor any such transfer agent or registrar shall be affected by any notice to the contrary.

This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a shareholder of the Company including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive right, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company.  This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised on or before November 23, 2017 and otherwise in accordance with the terms of the Warrant Agreement.

Dated as of November 23, 2007	Belvedere SoCal
By:
Alison Davis, President

By:
Alison Davis, Secretary

Countersigned: Computershare Inc. Warrant Agent
By:
Authorized Signature

FORM OF WARRANT CERTIFICATE

[REVERSE SIDE OF WARRANT CERTIFICATE]

The text of Section 3 of the Warrant Agreement is set forth below.

3.           Adjustments in Warrant Shares; Fractional Shares

3.1           Anti-Dilution Provisions. The number of Warrant Shares which may be purchased upon the exercise of a Warrant shall be subject to change or adjustment as follows:

3.1.1           Stock Dividends – Subdivisions, Combinations.  In case the Company shall (i) pay a dividend on the Common Stock in shares of Common Stock (or securities convertible into, exchangeable for or otherwise entitling the registered holder to receive Common Stock), (ii) subdivide the outstanding Common Stock into a greater number of shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, the number of shares of Warrant Shares purchasable upon exercise of any Warrant immediately prior to the record date fixing shareholders to be affected by such event shall be adjusted so that the Registered Holder shall thereafter be entitled to receive that kind and number of Warrant shares or other securities of the Company that the Registered Holder would have owned or have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this Section 3.1.1 shall become effective (x) immediately after the record date in the case of a dividend and (y) immediately after the effective date in the case of a subdivision or combination.  If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of Warrant Shares issuable upon exercise of a Warrant then in effect shall be required by reason of the taking of such record.  No adjustment shall be made under this Section 3.1.1 unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock or other securities of the Company that the Registered Holder would have owned or have been entitled to receive had the Warrant been exercised, provided however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and all calculations shall be made to the nearest one-hundredth of a share.

3.1.2           Reorganization or Reclassification.

3.1.2.1           In case of any capital reorganization or any reclassification of the capital stock of the Company (whether pursuant to a merger or consolidation, sale of substantially all of the assets or otherwise, but excepting (i) the formation of a holding company owning all of the outstanding Common Stock of the Company following such formation and (ii) a change in the Company’s jurisdiction of organization), the successor or purchasing corporation shall have the right to assume the Warrants, and in such event would execute an agreement with the Company providing that after such transaction each Warrant would thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock, as the case may be, by a holder of the number of shares of Common Stock into which the Warrant was exercisable immediately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Registered Holder of any Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrant.  Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.  The provisions of this Section 3.1.2.1 shall similarly apply to successive consolidation, mergers, sales or conveyances.

3.1.2.2           In the event that such successor corporation does not execute such an agreement with the Company as provided in Section 3.1.2.1, then as to outstanding Warrants, whether or not then otherwise exercisable, each Registered Holder shall be entitled to exercise outstanding Warrants upon the payment of the Exercise Price during a period of at least 30 days (or until the Expiration Date, if earlier), which period terminates at least five days prior to consummation of the transaction.  If Section 3.1.2.1 is not applicable and Warrants are not exercised in accordance with this Section 3.1.2.2 before consummation of the transaction then all Warrants not so exercised will be cancelled and become null and void.

3.1.3           Notice.  In the event that the Company shall propose at any time to effect any transaction of the type described in Subsections 3.1.1 or 3.1.2 or take any similar extraordinary corporate action affecting the Company’s capital stock (including but not limited to the transfer of substantially all of our assets) during the time that Warrants are exercisable or as a result of which the Warrants may become exercisable, then, in connection with each such event, the Company shall send notice thereof to all Registered Holders at least 20 days prior to the earlier of (i) the date on which such event is to become effective, (ii) the record date for the shareholders affected by such event, or (iii) the first date on which the Company intends to effect any such transaction, in each case specifying in reasonable detail what the transaction or event consists of and, if applicable, the aggregate amount or value of any cash or property proposed to be distributed, paid, purchased or received by the Company in connection therewith.

3.1.4           Adjustment of Exercise Price.  The Exercise Price per share of Common Stock purchasable upon exercise of any Warrant shall be subject to adjustment from time to time as follows:  upon each adjustment of the number of shares of Common Stock purchasable pursuant to Section 3.1, the Exercise Price shall be reduced or increased, as the case may be, to a price determined by dividing the aggregate Exercise Price of all Warrant Shares in effect prior to such adjustment by the total maximum number of Warrant Shares purchasable upon the exercise of all Warrants immediately after such adjustment.

3.2           Voluntary Adjustments by the Company.  The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Company’s board of directors, approve additional exercise periods or extend the Expiration Date to any time deemed appropriate by the Company’s board of directors.  In case of any such adjustment, the terms of this Agreement shall apply from the date of such adjustment according to the terms of such adjustment.

3.3           Fractional Shares.  No fractional shares of Common Stock shall be issued upon the exercise of any Warrant.  If any fraction of a share of Common Stock would be issuable upon the exercise of a Warrant, the Company shall round down the number of shares of Common Stock to be issued upon exercise of such Warrant to the nearest lower whole number of shares of Common Stock. The Company will repay a Warrant holder in cash for any fraction of a share of Common Stock that would otherwise be issuable.

REVERSE SIDE OF WARRANT CERTIFICATE

EXERCISE SUBSCRIPTION FORM

To Be Executed by the Registered Holder
Desiring to Exercise the Warrants of
Belvedere SoCal

Capitalized terms used but not defined herein shall have the meaning assigned to them in the within Warrant Certificate and in the Warrant Agreement between Belvedere SoCal (the “Company”) and Computershare, Inc, and its subsidiary, Computershare Trust Company, N.A. dated as of November 23, 2007.

The undersigned Registered Holder hereby exercises _________ Warrants evidencing the right to purchase shares of the Common Stock covered by the within Warrant Certificate, according to the conditions thereof.

The undersigned Registered Holder herewith makes payment in full of the Exercise Price on such shares of $___________________ by certified or official bank check or bank cashier’s check payable to the order of the Company, or by any combination thereof.

Check the box below if the Registered Holder is exercising fewer than all of the Warrants evidenced by the within Warrant Certificate:

 ☐ The Undersigned Registered Holder has hereby exercised fewer than all the Warrants evidenced by the within Warrant Certificate and, therefore, requests that a new Warrant Certificate evidencing the remaining Warrants evidenced by the within Warrant Certificate be issued in the name of and delivered to the Registered Holder.

NOTE:  EXERCISE MAY BE MADE FOR A MINIMUM OF THE LESSER OF 100 SHARES OR THE FULL NUMBER OF SHARES AS TO WHICH EXERCISE MAY BE MADE UNDER THIS WARRANT CERTIFICATE.

Dated:	Registered Holder Signature
Name:
Title (if any)
Address:

EXERCISE FORM

ASSIGNMENT FORM

To Be Executed by the Registered Holder Desiring to Effect a Transfer of the Warrants of
Belvedere SoCal

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM TEN ENT JT TEN	– – –	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT –	__________Custodian __________ (Cust) (Minor) under the Uniform Gifts to Minors Act ______________________ (State)

Additional abbreviations may also be used, though not in the above list.

FOR VALUE RECEIVED, in accordance with the Warrant Agreement between Belvedere SoCal and Computershare, Inc, and its subsidiary, Computershare Trust Company, N.A. dated as of November 23, 2007., and the Securities Act of 1933, as amended, if applicable, the undersigned hereby sells, assigns and transfers unto the person named below the right to purchase ____________ Warrant Shares evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint__________________________, as attorney to transfer the said right on the books of the Company with full power of substitution.

Transferee Name
Address

Dated:	_______________	Registered Holder Signature
Name:
Title (if any)
Address:

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed

By: __________________________________________

Pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) must guarantee the signature(s).

ASSIGNMENT FORM